Exhibit 10.1

CONSENT AND FIRST AMENDMENT TO
CREDIT AGREEMENT

     This CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of May      , 2002, and is entered into by and among The Hillman Group, Inc. (“Borrower”), Heller Financial, Inc., in its capacity as Agent for the Lenders party to the Credit Agreement described below (“Agent”), and the Lenders which are signatories hereto.

     WHEREAS, Agent, Lenders and Borrower are parties to a certain Credit Agreement dated as of September 28, 2001 (as such agreement has from time to time been amended, supplemented or otherwise modified, the “Credit Agreement”); and

     WHEREAS, Borrower has requested that Agent and Lenders consent to (i) the acquisition (the “Acquisition”) by Borrower of certain assets of RB Distribution, Inc., a Pennsylvania corporation (“Seller”) related to Seller’s accounts with Lowe’s Companies, Inc., pursuant to the terms of that certain Asset Purchase Agreement dated of even date herewith among Borrower, Seller and R&B, Inc., a Pennsylvania corporation (the “Purchase Agreement”), and (ii) the consummation by Borrower of the first phase of its project to consolidate its warehouse locations, as described in that certain Consolidation Plan Evaluation attached as Exhibit A hereto, and the expenditure by Borrower of approximately Nine Million Dollars ($9,000,000) in connection therewith (the “Distribution Project”); and

     WHEREAS, to facilitate the payment of amounts due and owing by Borrower in connection with the consummation of the Acquisition and the Distribution Project, Borrower has further requested that Agent and Lenders agree to (a) increase the Revolving Loan Commitment from $50,000,000 to $60,000,000, and (b) increase the outstanding principal amount of Term Loan A from $18,500,000 to $33,500,000; and

     WHEREAS Borrower has further requested that Agent and Lenders agree to amend the Credit Agreement in certain respects.

     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.     Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

     2.     Consent. Subject to the conditions precedent set forth in Section 4 of this Amendment, and in reliance on the representations and warranties set forth in Section

5 of this Amendment, Agent and Lenders hereby consent to (i) the consummation of the Acquisition pursuant to the terms set forth in the Purchase Agreement attached hereto as Exhibit B, and (ii) the consummation of the Distribution Project, including without limitation all expenditures made by the Borrower in connection therewith. Agent and Lenders further hereby acknowledge and agree that notwithstanding anything set forth in Section 4.1 of the Credit Agreement or Exhibit 4.8(C) to the Credit Agreement to the contrary, up to $9,000,000 of expenditures made by the Borrower in connection with the Distribution Project shall not be included in the calculation of Capital Expenditures or Unfinanced Capital Expenditures. Except as expressly provided herein, the foregoing consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by Agent or Lenders of any of their rights, legal or equitable, hereunder or under the Credit Agreement or any Loan Document.

     3.     Amendments. Subject to the conditions precedent set forth in Section 4 of this Amendment, and in reliance on the representations and warranties set forth in Section 5 of this Amendment, Borrower, Agent and Lenders hereby agree to amend the Credit Agreement as follows:

     (a)  To the extent necessary to make the representations and warranties made under the Credit Agreement true, correct and complete after giving effect to the consummation of the Acquisition, the disclosure schedules to the Credit Agreement and the other Loan Documents identified on Exhibit C hereto are hereby amended in the manner set forth therein.

     (b)  On the Closing Date, Lenders made Term Loan A to Borrower in the aggregate principal amount of $20,000,000. As of the date of this Amendment, but prior to the effectiveness of the terms hereof, the outstanding principal balance of Term Loan A is $18,500,000. Borrower, Agent and each Lender agree that, upon the effectiveness of this Amendment, Heller Financial, Inc., Antares Capital Corporation, Madison Capital Funding LLC, PNC Bank, National Association and Fifth Third Bank will advance an additional $15,000,000, in the aggregate, to Borrower, such that the outstanding principal balance of Term Loan A shall be $33,500,000. Term Loan A, as reconstituted hereby, shall be repayable as set forth in subsection 1.1(A) of the Credit Agreement.

     (c)  The chart of Scheduled Installments with respect to Term Loan A set forth in subsection 1.1(A) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

Term Loan A

Date	Scheduled Installment

June 30, 2002	$750,000
September 30, 2002	$1,102,941.18

Date	Scheduled Installment

December 31, 2002	$1,415,441.18
March 31, 2003	$2,015,441.18
June 30, 2003	$2,015,441.18
September 30, 2003	$2,015,441.18
December 31, 2003	$2,015,441.18
March 31, 2004	$2,015,441.18
June 30, 2004	$2,015,441.18
September 30, 2004	$2,015,441.18
December 31, 2004	$2,015,441.18
March 31, 2005	$2,015,441.18
June 30, 2005	$2,015,441.18
September 30, 2005	$2,015,441.18
December 31, 2005	$2,015,441.18
March 31, 2006	$2,015,441.18
June 30, 2006	$2,015,441.18
September 27, 2006, or if different, the then	$2,015,441.18
outstanding balance of Term Loan A

     (d)  The first sentence of subsection 1.1(B) of the Credit Agreement is hereby amended by deleting the “$50,000,000” dollar amount set forth therein and replacing it with “$60,000,000”.

     (e)  Subsection 4.3 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

     “4.3 Adjusted EBITDA.

     Borrower shall not permit Adjusted EBITDA for the twelve (12) month period ending on the last day of any month set forth below to be less than the amount set forth below for such month, plus for each Permitted Acquisition (exclusive of the acquisition by Borrower of certain assets of RB Distribution, Inc., a Pennsylvania corporation (“RB Distribution”) pursuant to the terms of that certain Asset Purchase Agreement dated on or about April, 2002 among Borrower, RB Distribution and R&B, Inc., a Pennsylvania corporation), 85% of the sum of the Permitted Acquisition EBITDA and the Pro Forma Cost Reduction for the target thereof, each calculated as of the closing date of such Permitted Acquisition; provided that Permitted Acquisition EBITDA must be calculated by Borrower and acceptable to Agent and Requisite Lenders prior to the closing of the Permitted Acquisition.

Month Ending	Amount

April 30, 2002	$38,631,171.50
May 31, 2002	$38,631,171.50

Month Ending	Amount

June 30, 2002	$39,631,171.50
July 31, 2002	$40,131,171.50
August 31, 2002	$40,131,171.50
September 30, 2002	$42,631,171.50
October 31, 2002	$43,131,171.50
November 30, 2002	$43,631,171.50
December 31, 2002	$44,131,171.50
January 31, 2003	$44,131,171.50
February 28, 2003	$44,131,171.50
March 31, 2003	$44,131,171.50
April 30, 2003	$44,131,171.50
May 31, 2003	$44,131,171.50
June 30, 2003	$44,131,171.50
July 31, 2003	$44,131,171.50
August 31, 2003	$44,131,171.50
September 30, 2003	$46,131,171.50
October 31, 2003	$46,131,171.50
November 30, 2003	$46,131,171.50
December 31, 2003	$47,131,171.50
January 31, 2004	$47,131,171.50
February 29, 2004	$47,131,171.50
March 31, 2004	$48,131,171.50
April 30, 2004	$48,131,171.50
May 31, 2004	$48,131,171.50
June 30, 2004	$48,131,171.50
July 31, 2004	$48,131,171.50
August 31, 2004	$48,131,171.50
September 30, 2004	$49,131,171.50
October 31, 2004	$49,131,171.50
November 30, 2004	$49,131,171.50
December 31, 2004	$50,131,171.50
January 31, 2005	$50,131,171.50
February 28, 2005	$50,131,171.50
March 31, 2005	$50,131,171.50
April 30, 2005	$50,131,171.50
May 31, 2005	$50,131,171.50
June 30, 2005	$51,131,171.50
July 31, 2005	$51,131,171.50
August 31, 2005	$51,131,171.50
September 30, 2005 and thereafter	$52,131,171.50

     “Adjusted EBITDA” will be calculated as illustrated on Exhibit 4.8(C). Notwithstanding the foregoing, at all times after the calculation of this financial covenant as of June 30, 2002, this covenant will only be calculated as of the last day of each calendar quarter, rather than as of the last day of each month, until such time as Requisite Lenders provide the Borrower with a written notice reinstituting monthly covenant testing.”

     (f)  Schedule 10.1(C) of the Credit Agreement is hereby amended and restated in its entirety, as set forth on Exhibit D hereto. Upon the effectiveness of this Amendment, Agent will reallocate the outstanding Loan balances among the Lenders to give full effect to the revised Pro Rata Shares and commitment amounts of Lenders set forth on Schedule 10.1(C) of the Credit Agreement, as amended and restated pursuant to this Amendment.

     4.     Conditions. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent):

     (a)  Borrower shall have executed and delivered this Amendment and such other documents and instruments as Agent may require shall have been executed and/or delivered to Agent;

     (b)  Borrower shall have delivered to each Lender with Term Loan A Exposure an Amended and Restated Term Note A executed by Borrower in favor of such Lender, in the amounts set forth on Schedule 10.1(C), as revised pursuant to this Amendment and attached as Exhibit D hereto;

     (c)  Borrower shall have delivered to each Lender with Revolving Credit Exposure an Amended and Restated Revolving Note executed by Borrower in favor of such Lender, in the amounts set forth on Schedule 10.1(C), as revised pursuant to this Amendment and attached as Exhibit D hereto;

     (d)  Agent shall have received (i) a fully-executed copy of the Purchase Agreement (including all schedules and exhibits thereto) and each of the other ancillary documents executed in connection therewith, and (ii) evidence that the transactions contemplated thereby have been consummated, each in form and substance satisfactory to Agent and Lenders, in their sole discretion, as evidenced by Agent’s and Lenders’ execution of this Amendment;

     (e)  All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel;

     (f)  Agent shall have received the written consent of all Persons holding Indebtedness evidenced by the Subordinated Loan Documents;

     (g)  Borrower shall have executed and delivered to Agent, or shall have caused to be executed and delivered to Agent, each of the documents, instruments and agreements listed on Exhibit E attached hereto, each in form and substance satisfactory to Agent, in Agent’s sole discretion, together with such other documents, agreements and instruments as Agent may require or reasonably request;

     (h)  Agent shall have received a Consent and Reaffirmation of Guaranty executed by each of First Tier Holdings and Second Tier Holdings in form and substance satisfactory to Agent and Lenders, in their sole discretion;

     (i)  No Default or Event of Default shall have occurred and be continuing; and

     (j)  Borrower shall have paid to Agent a fee in the amount of $129,062.50, which fee shall be fully-earned and payable as of the date hereof, and shall be allocated among the Lenders pursuant to each Lender’s Pro Rata Share prior to giving effect to this Amendment.

     5.     Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower represents and warrants to Agent and Lenders:

     (a)  that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Borrower and that this Amendment has been duly executed and delivered by Borrower;

     (b)  that each of the representations and warranties set forth in Section 5 of the Credit Agreement (other than those which, by their terms, specifically are made as of a certain date prior to the date hereof) are true and correct in all material respects as of the date hereof; and

     (c)  that the consummation of the Acquisition and the other transactions contemplated thereby does not and will not violate or conflict with any laws, rules, regulations or orders of any governmental authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation (including without limitation under the Debentures) or organizational documents of any Loan Party.

     6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     7.     References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

     8.     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

     9.     Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

THE HILLMAN GROUP, INC

/s/ James P. Waters By: James P. Waters Title: Vice President-Finance

HELLER FINANCIAL, INC., as Agent, an Issuing Lender and a Lender

By: /s/ Jacqueline Lynch

Title: Vice President

ANTARES CAPITAL CORPORATION

By: /s/ Illegible

Title: Director

MADISON CAPITAL FUNDING LLC

By: K. Thomas Klimeck

Title: Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Michael J. Reilly

Title: Duly Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Joni Wagner

Title: Assistant Vice President

FIFTH THIRD BANK

By: /s/ K. E. Goodpaster

Title: VP

JOHN HANCOCK LIFE INSURANCE COMPANY

By: /s/ Lorn C. Davis

Title: Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By: /s/ Lorn C. Davis

Title: Director

INVESTORS PARTNER LIFE INSURANCE COMPANY

By: /s/ Lorn C. Davis

Title: Authorized Signatory

SALOMON BROTHERS HOLDING COMPANY, INC.

By: /s/ Shawn Bernet

Title: Assistant Vice President